Factory premises lease rental agreement

Party A：NIVS (HZ) Audio and Video Tech.Co.,Ltd

Party B：Hyundai Light & Electric (HZ) Co.,Ltd

Through consultation between both parties，Party A will lease the item which located in  no.29-31 huanzhen west road shuikou town huizhou city to the Party B, both parties hereby agree upon the following terms:

Article 1:  The leasing item is the workshop and the dormitory( total area is 5000㎡), and the facilities of water ,power. Party A should have all the formalities that governments needed under the fire-fighting law. The lease term is three years (from July.1 2010 to June.30 2013)

Article 2:  Party B should pay to Party A accouding to  RMB5.00/㎡, total RMB25000.00 (Chinese Dollars twenty five thousand) for factory premises rents.

Article 3: During the period of using the workshop and the dormitory, Party B should maintain the fixed assets of Party A. Party B shall not change the construction of the leasing items. If there is any artificial damage, then all the expenses of reformation or improvement will be undertaken by party B.

Article 4: During the period of using the workshop and the dormitory, Party B should use according to the law and should not sublease to others. Otherwise, Party A has the right to terminate this agreement as Party B has broken the agreement.

Article 5: During the period of using the workshop and the dormitory, Party B should be in accordance with the law to pay all the charges on time.

Article 6: During the period of using the workshop and the dormitory, if there is any man-made accidents which cause any loss, party B should undertakes the loss by himself.

Article 7: If Party B wants to terminate this agreement while the lease term is over, he should inform the other side three months in advance, and to submit the payment for the last three months.

Article 8: While collecting rents, Party A should provide the Official tax invoice to the Party B for credit basis.

Article 9: Both parties should follow this aggrements. Any disputes arising from the contract shall be solved through consultation. In case no resolution is reached, either party can bring a lawsuit before the court.

Article 10: This agreement is in duplicate. Each party shall have one copy. This agreement will come into effect upon both parties’ signature.

Party A:	Party B:
NIVS (HZ) Audio and Video Tech.Co.,Ltd	Hyundai Light & Electric (HZ) Co.,Ltd